UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2006

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-0891589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On May 1, 2006, the Board of Directors of The Mosaic Company (“Mosaic”) approved plans to close indefinitely the South Pierce and Green Bay phosphate fertilizer production plants and Fort Green phosphate rock mine of its wholly-owned subsidiary, Mosaic Fertilizer, LLC (“Mosaic Fertilizer”), in central Florida. The three facilities affected by Mosaic’s restructuring actions, which rank as Mosaic’s highest cost Florida operations, will cease production at the end of May 2006.

The restructuring of Mosaic’s phosphate business is expected to generate cost reduction benefits by allowing it to maximize production at its most efficient phosphate operations. Mosaic anticipates that the restructuring actions will result in lower raw material and operating costs, reduced capital expenditures and improved cash flow beginning in fiscal 2007. Mosaic estimates that the closure of the facilities on an indefinite basis will result in an after-tax earnings charge in the range of $300 to $400 million during its fiscal 2006 fourth quarter, the majority of which will be a non-cash asset-related charge. Total cash expenditures related to the phosphate restructuring activities are estimated to range between $55 and $65 million in fiscal 2007, which is an amount approximately equivalent to the capital expenditures that will become unnecessary as a result of the restructuring.

This strategic decision is intended to dramatically strengthen the operating effectiveness of Mosaic’s ongoing phosphates business, which will include nine facilities in Florida and Louisiana, and immediately enhance Mosaic’s cost competitiveness. Mosaic expects the result to be a more stable, lower-cost phosphates business that Mosaic expects will provide customers with a predictable supply of consistently high-quality products, and generate greater cash flow.

Cautionary Statement Regarding Forward Looking Information

All statements, other than statements of historical fact, appearing in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, forward-looking statements may include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “potential,” “predict,” “project” or “should.” These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this filing.

Factors that could cause reported results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following: our ability to successfully integrate the former operations of IMC Global Inc. (“IMC”) and the Cargill Crop Nutrition (“CCN”) businesses; our ability to fully realize the expected costs savings from the October 22, 2004 business combination (the “Combination”) between IMC and CCN within the expected time frames; the ability to develop and execute comprehensive plans for asset optimization and/or rationalization; the financial resources of, and products available to, our competitors; the retention of existing, and continued attraction of additional, customers and key employees; the effect of any conditions or restrictions imposed on or proposed with respect to Mosaic by regulators following the Combination; general business and economic conditions and governmental policies affecting the agricultural industry in localities where we or our customers operate; adverse weather conditions affecting operations, including the impact of potential hurricanes or excess rainfall; changes in the nitrogen, phosphate or potash markets; the impact of competitive products, including the introduction of new competitive products and the expansion or contraction of production capacity or selling efforts by competitors; pressure on prices realized by us for our products; changes in the costs, or constraints on supplies, of raw materials or energy used in manufacturing certain of our products; capacity constraints limiting the production of certain products; difficulties or delays in the development, production, testing and marketing of products; difficulties or delays in receiving, or increased costs of obtaining or satisfying conditions of, required governmental and regulatory approvals; market acceptance issues, including the failure of products to generate anticipated sales levels; the effects of and change in trade, monetary, environmental and fiscal policies, laws and regulations; foreign exchange rates and fluctuations in those rates; the costs and effects of legal proceedings and regulatory matters affecting us, including environmental and administrative proceedings involving us; success in implementing our various initiatives; the rating of our securities and changes that may occur in the U.S. financial markets; any errors due to the material weakness we have identified in our internal controls discussed in our Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2006; actual costs of closure of the South Pierce, Green Bay and Fort Green facilities differing from management’s current estimates; realization of management’s expectations regarding reduced raw material or operating costs, reduced capital expenditures, improved cash flow and anticipated timeframes for such closures; the ability to obtain any requisite waivers or amendments from lenders or regulatory agencies with oversight of Mosaic or its phosphate business; and other risks and uncertainties reported from time to time in our Securities and Exchange Commission reports. In addition, we have consummated the Combination and our Board of Directors and management are not identical to the Board of Directors or management of either CCN or IMC prior to the Combination. Our Board and management may operate the combined businesses of Mosaic in a manner that differs from the manner in which the historical operations of either CCN or IMC were operated on a standalone basis.

Item 7.01. Regulation FD Disclosure.

The following information is being “furnished” in accordance with General Instruction B.2. of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing:

Furnished herewith as Exhibit 99.1 and incorporated by reference herein is the text of Mosaic’s announcement regarding its plans to close indefinitely the South Pierce and Green Bay phosphate fertilizer production plants and Fort Green phosphate rock mine of its wholly-owned subsidiary, Mosaic Fertilizer, as presented in a press release issued on May 2, 2006. Additional information regarding such plans is set forth in the script for a conference call to be held by Mosaic on May 2, 2006 furnished herewith as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Reference is made to the Exhibit Index hereto with respect to the exhibits furnished herewith. The exhibits listed in the Exhibit Index hereto are being “furnished” in accordance with General Instruction B.2. of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: May 2, 2006	By:	/s/ Richard L. Mack
	Name:	Richard L. Mack
	Title:	Senior Vice President, General
Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated May 2, 2006, of The Mosaic Company

99.2	Script for conference call to be held by The Mosaic Company on May 2, 2006